Exhibit 11

                     Computation of Earnings Per Share


Page 187
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                                Exhibit 11

                    COMSAT CORPORATION AND SUBSIDIARIES
                     Computation of Earnings Per Share
                 (In thousands, except per share amounts)


                                                     Quarter Ended June 30,               Six Months Ended June 30,
                                                    1995                1994               1995                1994

PRIMARY

Earnings                                      $     22,012       $     21,617      $       36,585      $       41,798
                                                    ======             ======              ======              ======

Shares:
     Weighted average number of
         common shares outstanding                  47,179             46,555              47,084              46,481
     Add shares issuable from
         assumed exercise of options                   676                747                 672                 747
                                                    ------             ------              ------              ------
     Weighted average shares                        47,855             47,302              47,756              47,228
                                                    ======             ======              ======              ======

Primary earnings per share                    $       0.46       $       0.46       $        0.77       $        0.89
                                                    ======             ======              ======              ======


ASSUMING FULL DILUTION

Earnings                                            22,012       $      21,617      $       36,585      $       41,798
                                                    ======              ======              ======              ======

Shares:
     Weighted average number of
         common shares outstanding                  47,179             46,555              47,084              46,481
     Add shares issuable from
         assumed exercise of options                   678                749                 421                 837
                                                    ------             ------              ------              ------
     Weighted average shares                        47,857             47,304              47,505              47,318
                                                    ======             ======              ======              ======

Fully diluted earnings per share            $         0.46       $       0.46       $        0.77       $        0.88
                                                    ======             ======              ======              ======
